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                                                                       Exhibit 4

                    INCORPORATED UNDER THE LAWS OF THE STATE OF
                                      MARYLAND


                 LINCOLN NATIONAL SPECIAL OPPORTUNITIES  FUND, INC.
                AUTHORIZED CAPITAL 50,000,000 SHARES $.01 PAR VALUE

THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF _______________________________ FULL PAID AND NON-ASSESSABLE shares of the Capital Stock of LINCOLN NATIONAL SPECIAL OPPORTUNITIES FUND, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION, THIS __________________________ DAY OF _______________________
A.D. 19__



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                         Secretary                                    President